SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act 1934
Date of Report (Date of earliest event reported): July 10, 2017
NEMAURA MEDICAL, INC.
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)
000-55283	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

Advanced Technology Innovation Centre, Loughborough University Science and Enterprise Parks, 5 Oakwood Drive, Loughborough, Leicestershire LE11 3QF United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	00 44 1509 222912
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 10, 2017 the Registrant’s Board of Directors acting by unanimous written consent, amended “Article II – Stockholders” of the Company’s Bylaws to include Section 10 as follows,

“10.  ACTION BY CONSENT. Any action required or permitted by law or by the Articles of Incorporation to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing thereto.”

Prior to the amendment, the Company’s Bylaws did not have any provision allowing for action by consent of the stockholders.  The Bylaws expressly provide that the Bylaws may amended or repealed by the affirmative vote of a majority of the Board, except the Board may not amend or repeal any Bylaw which expressly provides that the Board may not amend or repeal that Bylaw provision.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3(ii)	Text of the Amendment to Registrant’s Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Nemaura Medical, Inc.

Date: July 14, 2017	By:	/s/ Dewan F. H. Chowdhury
Name: Dewan F. H. Chowdhury
Title: Chief Executive Officer